UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2017

NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way, Houston, Texas		77070
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On February 13, 2017, Noble Energy, Inc. (the “Company”) issued a press release announcing results for the fiscal year and fiscal quarter ended December 31, 2016. A copy of the press release issued by the Company is furnished as Exhibit 99.1 to this Current Report and will be published on the Company's website at www.nobleenergyinc.com.
The Company’s press release announcing its financial results for its fiscal year and fiscal quarter ended December 31, 2016 contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP. Pursuant to the requirements of Regulation G, the Company has provided quantitative reconciliations within the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
In accordance with General Instruction B.2. of Form 8-K, the information set forth herein and in the press release is deemed to be "furnished" and shall not be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
Item 7.01. Regulation FD Disclosure.
On February 13, 2017, the Company issued a press release with respect to its 2017 capital budget and operational and financial guidance. A copy of the Company’s press release is furnished as Exhibit 99.2 to this current report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished as part of this Current Report on Form 8-K:

99.1	Press Release dated February 13, 2017 announcing results for the fiscal year and fiscal quarter ended December 31, 2016.
99.2	Press Release dated February 13, 2017 announcing the 2017 capital budget and operational and financial guidance.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.

Date:	February 13, 2017	By:	/s/ Kenneth M. Fisher
Kenneth M. Fisher
Executive Vice President, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated February 13, 2017 announcing results for the fiscal year and fiscal quarter ended December 31, 2016.
99.2	Press Release dated February 13, 2017 announcing the 2017 capital budget and operational and financial guidance.